UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2005

INTEGRITY MUTUAL FUNDS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 16, 2005, the Company was approved to issue a $2 million maximum intra-state subordinated corporate note offering, limiting the sale in North Dakota to North Dakota residents only.  The subordinated corporate notes do not represent ownership in the Company.  The subordinated corporate notes carry an interest rate of 9 ¼% per annum, payable annually, and mature on January 1, 2011.  The Company can call the subordinated corporate notes at par anytime after December 1, 2007.  The minimum amount that may be sold is $630,000.  The subordinated corporate notes will be offered by the Company to an unlimited number of accredited investors and up to 35 sophisticated non-accredited investors.  These securities have not been registered under the Securities Act of 1933, as amended (the “Act”), and will be offered and sold in reliance on exemptions from the registration of the Act provided by Section 4(2) of the Act and Rule 505 of Regulation D and exemptions available for intrastate offerings.

Pursuant to the offering mentioned above, $140,000 of subordinated corporate notes were sold to four sophisticated non-accredited investors from May 20-25, 2005.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                INTEGRITY MUTUAL FUNDS, INC.

                                                                                                                                By:          /s/ Robert E. Walstad

                                                                                                                                                Robert E. Walstad
                                                                                                                                                Chief Executive Officer,
                                                                                                                                                Chairman & Director

Dated:  May 26, 2005